UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2015

CAPNIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3 Twin Dolphin Drive, Suite 160

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 15, 2015, Capnia, Inc. (“Capnia” or the “Company”) held its 2015 Annual Meeting of Stockholders. Of the 7,499,202 shares of common stock outstanding as of May 19, 2015, the record date, 6,410,695 shares were represented at the meeting in person or by proxy, constituting 85.49% of the outstanding shares entitled to vote and constituting a quorum for the transaction of business.

The stockholders of the Company voted on the following items at the Meeting:

1.	To elect two Class I directors to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015.

Proposal One – Election of Directors

The table below presents the voting results of the election of the Class I directors to Capnia’s Board of Directors by the Company’s stockholders:

Nominee	Votes For	Votes Withheld	Percent of Voted	Broker Non-Votes
William James Alexander	4,857,914	12,329	99.75%	1,540,452
Edgar G. Engleman, M.D.	4,857,033	13,210	99.73%	1,540,452

Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm

Capnia’s stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,363,709	5,401	41,585	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPNIA, INC.
Date: June 18, 2015
By: /s/ David O’Toole
David O’Toole
Chief Financial Officer